Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated May 1, 2023 in the Registration Statement on Form F-1 with respect to the audited consolidated financial statements of Lixiang Education Holding Co., Ltd. for the years ended December 31, 2022 and 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

San Mateo, California	WWC, P.C.
August 25, 2023	Certified Public Accountants
PCAOB ID: 1171